EXHIBIT 10.42


                      IN THE UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF ARKANSAS
                              LITTLE ROCK DIVISION

IN RE:     CAPITOL DEVELOPMENT OF ARKANSAS, INC.                   NO. 0043142M
           DEBTOR-IN-POSSESSION                                    (CHAPTER 11)


                   ORDER RESOLVING MOTION FOR RELIEF FROM STAY

         On this day comes on for hearing the Motion for Relief From Stay filed on November 13, 2001, by Nathaniel S. Shapo, the Director of Insurance for the State of Illinois, in his Capacity as the Statutory and Court Affirmed Liquidator of Resure, Inc., in Liquidation (the "Liquidator"). The Debtor appeared by and through its counsel, Geoffrey B. Treece. The Liquidator appeared by and through its counsel, Gregory M. Hopkins. Upon the pleadings, consent of the parties and other matters of proof and law, the Court finds and orders as follows:

         1. The Court has jurisdiction pursuant to 28 U.S.C.ss.ss.157 and 1334. This matter is a corE proceeding. The Court has the authority and the power to enter a final order.

         2. The Liquidator is the holder of a secured claim against the Debtor and property of the estate. As of December 17, 2001, the claim owed by the Debtor to the Liquidator is $7,040,731.91, exclusive of attorney's fees, abstracting and other costs advanced by the Liquidator, court costs and other amounts as allowed by the agreements between the parties and by applicable law, with interest continuing to accrue thereon after December 17, 2001 at the default rate of fifteen percent (15%) per annum (the "Liquidator's Claim"). Specifically, the Liquidator holds first priority mortgages against certain real estate owned by the Debtor located in Maumelle, Pulaski County, Arkansas, said real estate consisting of a 701.03 acre tract ("Tract A" or "Parcel 1").


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         3. The  automatic  stay  provisions  of 11 U.S.C.  ss.362(a) are hereby relaxed effective upon entry of an Order (the "Cook County Order") of the Circuit Court of Cook County Illinois (the "Cook County Court") in Case No. 97 CH 01974 approving the agreements of the Liquidator and the Debtor set forth in this Order, subject however to the forbearance agreements of the parties as set forth in paragraph 4 hereof. The Liquidator shall promptly petition the Cook County Court for the Cook County Order and promptly request a hearing thereon as early as practicable. In the event that the Cook County Order is denied, this Order shall be null and void, all presently pending Motions shall be placed on the docket of this Court and neither the Liquidator nor the Debtor shall be bound by or have the right to enforce any of the terms of the agreements set forth elsewhere herein, including the forbearance agreements and settlement agreements set forth in paragraphs 4 and 5 herein, the Decree shall be delivered by counsel for Liquidator to counsel for Debtor, and the recitations in paragraph 2 shall no effect.

         4. The Liquidator agrees to forbear from all collection effort, including but not limited to execution, entry of a decree, pleadings, hearings and other actions for a Forbearance Period herein described. The Forbearance Period shall be through and including a date (the "Option A Date") which shall be the latter of a date (i) February 15, 2002, if Liquidator has obtained and given written notice of the entry of the Cook County Order to Debtor's counsel prior to January 15, 2002, or (ii) a date which is one day for each day after January 15, 2002, until such date that Liquidator has obtained the Cook County Order and has given written notice of the entry of the Cook County Order to Debtor's counsel, after February 15, 2002; provided, however, that if, on or before six (6) days prior to the Option A Date, Debtor elects Option B by the giving of written notice to counsel for the Liquidator (the "Option B Election


ORDER/PAGE 2
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Notice"), then the Forbearance Period shall be through and including a date (the
"Option B Date") which shall be the latter of a date (i) April 15, 2002, if Liquidator has obtained and given written notice of the entry of the Cook County Order to Debtor's counsel prior to January 15, 2002, the Cook County Order, or
(ii) a date which is one day for each day after January 15, 2002, until such date that Liquidator has obtained the Cook County Order and has given written notice of the entry of the Cook County Order to Debtor's counsel, after April 15, 2002. If the Debtor fails to timely give the Option B Election Notice, the Forbearance Period shall end on the Option A Date.

         5. The Liquidator agrees to accept in full and final satisfaction of the Liquidator's Claim a payment tendered to Liquidator in the amount of $3,850,000.00 on or before the Option A Date ("Option A"). If Debtor timely elects Option B, then following such election, the Liquidator agrees to accept in full and final satisfaction of the Liquidator's Claim a payment tendered to Liquidator after the Option A Date and on or before the Option B Date in the amount of $3,987,353.95, together with simple interest at the annual rate of nine percent (9%) accrued from April 24, 2000, until the date such payment is tendered to Liquidator ("Option B"). In the event of tender of the payments provided herein for full and final satisfaction of Liquidator's Claim for either Option A or Option B, the Liquidator shall immediately execute and deliver to Debtor a release of all liens and encumbrances which Liquidator may have in and to Tract A. Unless otherwise agreed in writing, all payments to the Liquidator shall be made by wire transfer.

         6. In the event that the full amount of such payments pursuant to either Option A or Option B are not tendered to Liquidator on or before the Option A Date, in the event of a tender pursuant to Option A, or on or before the Option B Date, in the event of a tender pursuant to Option B, Liquidator shall be entitled to immediate entry of an Consent Foreclosure Decree and In Rem

ORDER/PAGE 3
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Judgment (the "Decree") in the Pulaski County  Chancery (now Circuit) Court Case
No.  EQ  99-2034  (the  "Pulaski   County  Action")  for  the  total  amount  of
Liquidator's Claim and may proceed to fully enforce all its rights against Tract A (a/k/a Parcel 1) free and clear of the stay in this matter or any future case which may be filed by the Debtor. Contemporaneously with the entry of this Order, the Debtor shall execute and deliver the Decree to counsel for the Liquidator who shall hold and enter only pursuant to the terms of this Order. In the event that payment in full and final satisfaction of Liquidator's Claim is timely tendered to Liquidator pursuant to this Order, the counsel for Liquidator shall deliver the Decree to counsel for Debtor and the Liquidator shall promptly dismiss the Pulaski County Action, with prejudice.

         IT IS SO ORDERED.
                                              /s/ James Mixon
                                                  --------------------------
                                                  HONORABLE JAMES G. MIXON
                                                  U. S. BANKRUPTCY JUDGE

                                              DATE: 12/20/01
                                                    ------------------------

APPROVED AND ENTRY REQUESTED:

ATTORNEYS FOR DEBTOR:
Quattlebaum, Grooms, Tull
  & Burrow PLLC
111 Center Street,
Suite 1900
Little Rock, Arkansas 72201

By: /s/ Geoffrey B. Treece
    ----------------------
        Geoffrey B. Treece
        AR Bar No. 84-146

ATTORNEYS FOR LIQUIDATOR:
Hopkins & Allison
  A Professional Association
1000 West Second Street
Little Rock, Arkansas 72201

ORDER/PAGE 4
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By: /s/ Gregory M. Hopkins
    ----------------------
        Gregory M. Hopkins
        AR Bar No. 81-093

cc.     Jim Hollis
        U. S. Trustee's Office
        500 South Broadway
        Suite 201
        Little Rock, Arkansas 72201

        G. Robert Hardin
        Hardin & Grace, P. A.
        410 West Third Street
        Suite 200
        Little Rock, Arkansas 72201\

        Ronald A. Hope
        Howell, Trice & Hope, P. A.
        211 Spring Street
        Little Rock, Arkansas 72201

        John R. Peel
        Peel & Simmons
        120 South Glenwood Avenue
        Russellville, Arkansas 72811

        Fredrick S. Wetzel
        1500 Riverfront Drive
        Suite 104
        Little Rock, Arkansas 72202



ORDER/PAGE 5
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